CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 of the Registration Statement (Form SB-2 File No. 333-69404) and related prosectus of Radiant Energy Corporation for the registration of 14,026,665 Transferable Rights to purchase up to 93,511 Series B 8% Redeemable Convertible Subordinated Debentures and to the inclusion thereof our report dated December 22, 2000 with respect to the consolidated financial statements of Radiant Energy Corporation.

/s/ Ernst & Young LLP
Chartered Accountants

November 6, 2001
Mississauga, Canada